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                                                       Exhibit 10(b)

                     CASH SUBORDINATION AGREEMENT

     AGREEMENT dated as of January 31, 1997 between THE ADVEST GROUP, INC., a Delaware corporation (the "Lender") and ADVEST, INC., a
Delaware corporation (the "Organization").

     1. GENERAL - Subject to the terms and conditions hereinafter set forth, the Organization promises to pay to the Lender or assigns, on December 31, 2006 (the "Scheduled Maturity Date") at the principal office of the Organization, the sum of Ten Million ($10,000,000) Dollars and interest payable semi-annually on the last day of June and December in each year at the rate of 8% per annum from the date hereof. By written notice delivered to the Organization at its principal office and to the New York Stock Exchange, Inc. (the "Exchange") no sooner than 6 months from the date hereof, the Lender may accelerate such payment date to the last business day of a calendar month not less than 6 months after the receipt of such notice by both the Organization and the Exchange, but the right of the Lender to receive payment of the principal amount hereof and interest shall remain subordinate as hereinafter provided.

     2. SUSPENDED REPAYMENT - The Organization's obligation to pay the principal amount hereof on the Scheduled Maturity Date or any accelerated maturity date shall be suspended and the obligation shall not mature for any period of time during which after giving effect to such payment (together with (a) the payment of any other obligation of the Organization payable at or prior to the payment hereof and (b) the return of any Secured Demand Note and the Collateral therefor held by the Organization and returnable at or prior to the payment hereof)

          (i) in the event that the Organization is not operating pursuant to the alternative net capital requirement provided for in paragraph (a)(1)(ii) of Rule 15c3-1 (the "Rule") under the Securities Exchange Act of 1934, as amended (the "Act"), the aggregate indebtedness of the Organization would exceed 1200 percentum of its net capital as those terms are defined in the Rule or any successor rule as in effect at the time payment is to be made (or such other percentum as may be made applicable to the Organization at the time of such payment by the Exchange or the Securities and Exchange Commission (the "SEC")), or

          (ii) in the event that the Organization is operating pursuant to such alternative net capital requirement, the net capital of the Organization would be less than 5 percentum (or such other percentum as may be made applicable to the Organization at the time of such payment by the Exchange or the SEC) of aggregate debit items computed in accordance with Exhibit A to Rule 15c33 under the Act or any successor rule as in effect at such time, or

          (iii) in the event that the Organization is registered as a futures commission merchant under the Commodity Exchange Act (the "CEA"), the net capital of the Organization (as defined in the CEA or the regulations thereunder as in effect at the time of such payment) would be less than 6 percentum (or such other percentum as may be made applicable to the Organization at the time of such payment by the Commodity Futures Trading Commission (the "CFTC")) of the



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          funds required to be segregated pursuant to the CEA and the regulations thereunder and the foreign futures or foreign options secured amount less the market value of commodity options purchased by customers on or subject to the rules of a contract market or a foreign board of trade, provided, however, the deduction for each customer shall be limited to the amount of customer funds in such customer's account and foreign futures and foreign options secured amounts., or

          (iv) the Organization's net capital, as defined in the Rule or any successor rule as in effect at the time of such payment, would be less than 120 percentum (or such other percentum as may be made applicable to the Organization at the time of such payment by the Exchange or the SEC) of the minimum dollar amount required by the Rule as in effect at such time (or such other dollar amount as may be made applicable to the Organization at the time of such payment by the Exchange or the SEC), or

          (v) in the event that the Organization is registered as a futures commission merchant under the CEA and if its net capital, as defined in the CEA or the regulations thereunder as in effect at the time of such payment, would be less than 120 percentum (or such other percentum as may be made applicable to the Organization at the time of such payment by the CFTC) of the minimum dollar amount required by the CEA or the regulations thereunder as in effect at such time (or such other dollar amount as may be made applicable to the Organization at the time of such payment by the CFTC), or

          (vi) in the event that the Organization is subject to the provisions of paragraph (a)(6)(v) or (a)(7)(iv) or
          (c)(2)(x)(B)(1) of the Rule, the net capital of the Organization would be less than the amount required to satisfy the 1000% test (or such other percentum test as may be made applicable to the Organization at the time of such payment by the Exchange or the SEC stated in such applicable paragraph

(the net capital necessary to enable the Organization to avoid such suspension of its obligation to pay the principal amount hereof being hereinafter referred to as the "Applicable Minimum Capital") and during any such suspension the Organization shall, as promptly as consistent with the protection of its customers, reduce its business to a condition whereby the principal amount hereof with accrued interest thereon could be paid (together with (a) the payment of any other obligation of the Organization payable at or prior to the payment hereof and (b) the return of any Secured Demand Note and the Collateral therefor held by the Organization and returnable at or prior to the payment hereof) without the Organization's net capital being below the Applicable Minimum Capital, at which time the Organization shall repay the principal amount hereof plus accrued interest thereon on not less than 5 days' prior written notice to the Exchange. This loan shall mature on the first day at which under this paragraph the Organization has an obligation to pay the principal amount hereof. If pursuant to the terms hereof the Organization's obligation to pay the principal amount hereof is suspended and does not mature, the Organization and the Lender recognize and agree that the Organization may be summarily suspended by the Exchange.

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The Organization agrees that, if its obligation to pay the principal amount hereof is ever suspended for a period of six months or more, it will promptly take whatever steps are necessary to effect a repaid and orderly complete liquidation of its business. If payment is made of all or any part of the principal hereof on the Scheduled Maturity Date or any accelerated maturity date and if immediately after any such payment the Organization's net capital is less than the Applicable Minimum Capital, the Lender agrees irrevocably (whether or not such Lender had any knowledge or notice of such fact at the time of any such payment) to repay to the Organization, its successors or assigns, the sum so paid, to be held by the Organization pursuant to the provisions hereof as if such payment had never been made; provided, however, that any suit for the recovery of any such payment must be commended within two years of the date of such payment.

     3. SUBORDINATION OF OBLIGATIONS - The Lender irrevocably agrees that the obligations of the Organization under this agreement with respect to the payment of principal and interest are and shall be fully and irrevocably subordinate in right of payment and subject to the prior payment or provision for payment in full of all claims of all other present and future creditors of the Organization whose claims are not similarly subordinated (claims hereunder shall rank pari passu with claims similarly subordinated) and to claims which are now or hereafter expressly stated in the instruments creating such claims to be senior in right of payment to the claims of the class of this claim arising out of any matter occurring prior to the date on which the Organization's obligation to make such payment matures consistent with the provisions hereof. In the event of the appointment of a receiver or trustee of the Organization or in the event of its insolvency, liquidation pursuant to the Securities Investor Protection Act of 1970 ("SIPA") or otherwise, its bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshaling of the assets and liabilities of the Organization, the holder hereof shall not be entitled to participate or share, ratably or otherwise, in the distribution of the assets of the Organization until all claims of all other present and future creditors of the Organization, whose claims are senior hereto, have been fully satisfied, or adequate provision has been made therefor.

     4. PERMISSIVE PREPAYMENT - With the prior written permission of the Exchange, the Organization may, at its option, pay all or any portion of the principal amount hereof to the Lender prior to the Scheduled Maturity Date (such payment being hereinafter referred to as "Prepayment") at any time subsequent to one year from the effective date of this agreement. No Prepayment shall be made, however, if after giving effect thereto (and to all other payments of principal of outstanding subordination agreements of the Organization, including the return of any Secured Demand Note and the Collateral therefor held by the Organization, the maturity or accelerated maturity of which are scheduled to occur within six months after the date such Prepayment is to occur pursuant to the provisions of this paragraph, or on or prior to the Scheduled Maturity Date for payment of the principal amount hereof disregarding this paragraph, whichever date is earlier) without reference to any projected profit or loss of the Organization,

          (i) in the event that the Organization is not operating pursuant to the alternative net capital requirement provided for in paragraph(a)(1)(ii) of the Rule, the aggregate indebtedness of the Organization would exceed 1000 percentum of its net capital as those terms are defined in the Rule or any successor rule as in effect at the time

                                   3

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          such Prepayment is to be made (or such other percentum as may be made applicable at such time to the Organization by the Exchange or the SEC, or

          (ii) in the event that the Organization is operating pursuant to such alternative net capital requirement, the net capital of the Organization would be less than 5 percentum (or such other percentum as may be made applicable to the Organization at the time of such Prepayment by the Exchange or the SEC) of aggregate debit items computed in accordance with Exhibit A to Rule 15c33 under the Act or any successor rule as in effect at such time, or

          (iii) in the event that the Organization is registered as a futures commission merchant under the CEA, the net capital of the Organization (as defined in the CEA or the regulations thereunder as in effect at the time of such Prepayment) would be less than 7 percentum (or such other percentum as may be made applicable to the Organization at the time of such Prepayment by the CFTC) of the funds required to be segregated pursuant to the CEA and the regulations thereunder and the foreign futures or foreign options secured amount less the market value of commodity options purchased by customers on or subject to the rules of a contract market or a foreign board of trade, provided, however, the deduction for each customer shall be limited to the amount of customer funds in such customer's account and foreign futures and foreign options secured amounts, or

          (iv) the Organization's net capital, as defined in the Rule or any successor rule as in effect at the time of such Prepayment, would be less than 120 percentum (or such other percentum as may be made applicable to the Organization at the time of such Prepayment by the Exchange or the SEC) of the minimum dollar amount required by the Rule as in effect at such time (or such other dollar amount as may be made applicable to the Organization at the time of such Prepayment by the Exchange or the SEC), or

          (v) in the event that the Organization is registered as a futures commission merchant under the CEA, its net capital, as defined in the CEA or the regulations thereunder as in effect at the time of such Prepayment would be less than 120 percentum (or such other percentum as may be made applicable to the Organization at the time of such Prepayment by the
          CFTC) of the minimum dollar amount required by the CEA or the regulations thereunder as in effect at such time or such other dollar amount as may be made applicable to the Organization at the time of such Prepayment by the CFTC, or

          (vi) in the event that the Organization is subject to the provisions of paragraph (a)(6)(v) or (a)(7)(iv) or
          (c)(2)(x)(B)(1) of the Rule, the net capital of the Organization would be less than the amount required to satisfy the 1000% test (or such other percentum test as may be made applicable to the Organization at the time of such Prepayment by the Exchange or the SEC) stated in such applicable paragraph.


                                   4

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If Prepayment is made of all or any part of the principal hereof prior to the Scheduled Maturity Date and if the Organization's net capital is less than the amount required to permit such Prepayment pursuant to the foregoing provisions of this paragraph, the Lender agrees irrevocably (whether or not such Lender had any knowledge or notice of such fact at the time of such Prepayment) to repay the Organization, its successors or assigns, the sum so paid to be held by the Organization pursuant to the provisions hereof as if such Prepayment had never been made; provided, however, that any suit for the recovery of any such Prepayment must be commenced within two years of the date of such Prepayment.

     5. ACCELERATION IN EVENT OF INSOLVENCY - The Organization's obligation to pay the unpaid principal amount hereof shall forthwith mature, together with interest accrued thereon, in the event of any receivership, insolvency, liquidation pursuant to SIPA or otherwise, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshaling of the assets and liabilities of the Organization; but payment of the same shall remain subordinate as hereinabove set forth.

     6. EFFECT OF DEFAULT - Default in any payment hereunder, including the payment of interest, shall not accelerate the maturity hereof except as herein specifically provided, and the obligation to make payment shall remain subordinated as hereinabove set forth.

     7. NON-LIABILITY OF EXCHANGE - The Lender irrevocably agrees that the loan evidenced hereby is not being made in reliance upon the standing of the Organization as a member organization of the Exchange or upon the Exchange's surveillance of the Organization's financial position or its compliance with the Constitution, Rules and practices of the Exchange. The Lender has made such investigation of the Organization and its partners, officers, directors and stockholders as the Lender deems necessary and appropriate under the circumstances.
The Lender is not relying upon the Exchange to provide any information concerning or relating to the Organization and agrees that the Exchange has no responsibility to disclose to the Lender any information concerning or relating to the Organization which it may now, or any future time, have. The Lender agrees that neither the Exchange, its Special Trust Fund, nor any director, officer, trustee or employee of the Exchange or said Trust Fund shall be liable to the Lender with respect to this agreement or the repayment of the loan evidenced hereby or any interest hereon.

     8. STATUS OF PROCEEDS - The proceeds of the loan evidenced hereby shall be dealt with in all respects as capital of the Organization, shall be subject to the risks of its business, and may be deposited in an account or accounts in the Organization's name in any bank or trust company.

     9. FUTURES COMMISSION MERCHANTS - If the Organization is a futures commission merchant, as that term is defined in the CEA, the Organization agrees, consistent with the requirements of Section 1.17(h) of the regulations of the CFTC (17 CFR 1.17(h)), that:

     (a) whenever prior written notice by the Organization to the Exchange is required pursuant to the provisions of this agreement, the same prior written notice shall be given by the Organization to (i) the CFTC at its principal office in Washington, D.C., Attention Chief Accountant of Division of Trading and Markets, and/or (ii) the commodity exchange of which the

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
Organization is a member and which is then designated by the CFTC as the Organization's designated selfregulatory organization (the "DSRO"), and

     (b) whenever prior written consent, permission or approval of the Exchange is required pursuant to the provisions of this agreement, the Organization shall also obtain the prior written consent, permission or approval of the CFTC and/or of the DSRO, and

     (c) whenever the Organization receives written notice of acceleration of maturity pursuant to the provisions of this agreement, the Organization shall promptly give written notice thereof to the CFTC at the address above stated and/or to the DSRO.

     10. DEFINITION OF ORGANIZATION - The term "Organization" as used in this agreement shall include the Organization, its heirs, executors, administrators, successors and assigns.

     11. EFFECT OF EXCHANGE MEMBERSHIP TERMINATION - Upon termination of the Organization as a member organization of the Exchange, the references herein to the Exchange shall be deemed to refer to the Examining Authority. The term "Examining Authority" shall refer to the regulatory body having responsibility for inspecting or examining the Organization for compliance with financial responsibility requirements under Section 9(c) of SIPA and Section 17(d) of the Act.

     12. UPON WHOM BINDING - The provisions of this agreement shall be binding upon the Lender, his or its heirs, executors, administrators, successors and assigns and upon the Organization.

     13. ARBITRATION - Any controversy arising out of or relating to this agreement shall be submitted to and settled by arbitration pursuant to the Constitution and Rules of the Exchange. The
Organization and the Lender shall be conclusively bound by such arbitration.

     14. EFFECTIVE DATE - This agreement shall be effective from the date on which it is approved by the Exchange and shall not be modified or amended without the prior written approval of the Exchange.

     15. ENTIRE AGREEMENT - This instrument embodies the entire agreement between the Organization and the Lender and no other evidence of such agreement has been or will be executed without the prior written consent of the Exchange.

     16. GOVERNING LAW - This agreement shall be deemed to have been made under, and shall be governed by, the laws of the State of New York in all respects.

     17. CANCELLATION - This agreement shall not be subject to cancellation by either party.

     18. SECURITY INTERESTS - The Lender agrees that it is not taking and will not take or assert as security for the payment of the note any security interest in or lien upon, whether

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created by contract, statute or otherwise, any property of the organization or any property in which the organization may have an interest, which is or at any time may be in the possession or subject to the control of the Lender. The Lender hereby waives, and further agrees that it will not seek to obtain payment of the note in whole or in any part by exercising any right of set-off it may assert or possess whether created by contract, statute or otherwise. Any agreement between the organization and the Lender (whether in the nature of a general loan and collateral agreement, a security or pledge agreement or otherwise) shall be deemed amended hereby to the extent necessary so as not to be inconsistent with the provisions of this paragraph.

     19.  PURCHASE FOR INVESTMENT -     The Lender represents that it
is acquiring the obligations of the Organization represented by this Agreement for its own account and not with a view to the distribution thereof. Lender understands that those obligations have not been registered under the Securities Act or any state securities or "Blue Sky" laws and may be resold only if registered pursuant to the provisions of the Securities Act and any applicable state securities or "Blue Sky" laws or if an exemption from registration is available.

         IN WITNESS WHEREOF the parties hereto have set their hands and seals as of this 31st day of January, 1997.


                              ADVEST, INC.


                              By:____________________________ (L.S.)
                                   Martin M. Lilienthal
                                   Senior Vice President and
                                   Chief Financial Officer



                              THE ADVEST GROUP, INC.


                              By:_____________________________ (L.S.)
                                   Martin M. Lilienthal
                                   Senior Vice President and
                                   Chief Financial Officer






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NOT NEEDED (added to paragraphs of agreement)

               AMENDMENT TO CASH SUBORDINATION AGREEMENT

                      DATED _____________________

     The following quoted language shall be inserted into Paragraph

2(iii) on page 2 and Paragraph 4 (iii) on page 5 of the subordination agreement to which this amendment is attached immediately following, in both instances, the word "thereunder":



     "and the foreign futures or foreign options secured amount less the market value of commodity options purchased by customers on or subject to the rules of a contract market or a foreign board of trade, provided, however, the deduction for each customer shall be limited to the amount of customer funds in such customer's account and foreign futures and foreign options secured amounts."




Date___________________            ____________________________
                                        Name of Organization
                              By:____________________________ (L.S.)



                              By:____________________________
















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Form of Opinion Under Rule 313(d) For Offering Not Registered
Under the Securities Act of 1933
                                                  January 29, 1997
New York Stock Exchange, Inc.
20 Broad Street
New York, New York 10005

Gentlemen:

     I am Assistant General Counsel of Advest, Inc., a Delaware corporation, and have acted as counsel for Advest, Inc. in connection with the offering and sale by Advest, Inc. of its evidence of indebtedness in the form of a Cash Subordination Agreement (the "Securities") in the amount of $10,000,000 to The Advest Group, Inc., its parent corporation, for the purpose of raising capital under Rules 325 and 326 of the Board of Directors of the New York Stock Exchange, Inc. For the purpose of complying with your Rule 313(d), this opinion is being furnished to you with respect to the applicability of the registration requirements of the Securities Act of 1933, as amended (the "Act"), to such offers and sales.

     As such counsel, I am familiar with the action taken by Advest, Inc. in connection with the above mentioned offer and sale. I have examined such corporate records and other documents as I have deemed necessary for the opinions hereinafter expressed and have considered other transactions pursuant to which Advest, Inc. has raised capital in the past, or expects to do so in the future, the relationship between Advest, Inc. and The Advest Group, Inc., the disclosure of information by Advest, Inc. to The Advest Group, Inc. and the representations by The Advest Group, Inc. as to its intention to hold the securities for investment and not with a view to the distribution thereof.

     Based upon the foregoing, and having regard to legal considerations which I deem relevant, I am of the opinion that the above mentioned offer and sale of the Securities by Advest, Inc. did not involve any public offering of securities within the meaning of
Section 4(2) of the Act, and accordingly the registration provisions of the Act are inapplicable to such transactions.

     In respect of those jurisdictions the "blue sky" laws of which I consider applicable to the above transactions, I have examined such laws and are of the view that no action need be taken by Advest, Inc. in respect of such transactions under such laws. This statement is based upon an examination of such laws and of the published rules and regulations (if any) of the authorities administering such laws, as reported in standard compilations and communications with such authorities in certain instances, and is subject to the broad discretionary powers of the authorities administering such laws, authorizing them, among other things, to withdraw exemptions accorded by statute, to impose additional requirements, to refuse registrations and to issue stop orders.

                                        Sincerely yours,
                                        David A. Horowitz
                                        Assistant General Counsel

                                   9

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NOT NEEDED -- added to paragraph 18

SUBJECT:  Subordinated Loan from Member Organization to Member
          Organization - "Set-Off" Provision


          Any loan agreement with a member organization must incorporate in the body of the note language patterned after the following paragraph, and must be submitted for Exchange approval:

          "The lender agrees that it is not taking and will not take or assert as security for the payment of the note any security interest in or lien upon, whether created by contract, statute or otherwise, any property of the organization or any property in which the organization may have an interest, which is or at any time may be in the possession or subject to the control of the lender. The lender hereby waives, and further agrees that it will not seek to obtain payment of the note in whole or in any part by exercising any right of set-off it may assert or possess whether created by contract, statute or otherwise. Any agreement between the organization and the lender (whether in the nature of a general loan and collateral agreement, a security or pledge agreement or otherwise) shall be deemed amended hereby to the extent necessary so as not to be inconsistent with the provisions of this paragraph."




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